Exhibit 10.2

Certain confidential portions of this Exhibit are omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

IBM Consulting Services

Commitment Agreement

between

Agassi Sports Entertainment Corp. (ASE)

and

IBM Norge AS

2025-10-31

The information in this agreement is confidential and may only be used within ASE’s enterprise.

Commitment Agreement between ASE and IBM	Page 1 of 5

1. Introduction.	3
2. Scope of the Commitment Agreement	3
3. Performance bonus.	3
4. Termination.	4

Commitment Agreement between ASE and IBM	Page 2 of 5

1.           Introduction

This Commitment Agreement covers ASE´s minimum commitment to purchase services from IBM to be provided by its business unit IBM Consulting (named IBM C below) in addition to the services agreed in SOW 1 (ASE Digital transformation partner).

Additionally, this Commitment Agreement also includes specification of investments by IBM into the partnership with ASE as further specified under paragraph 2. below.

2.           Scope of the Commitment Agreement

ASE and IBM C will jointly, starting November 2025, maintain and refine the future program backlog across one or more program tracks. The backlog will be jointly prioritised and solutioned, with IBM C responsible for delivering resources with agreed skills to ASE and these resources will execute the agreed scope.

To execute on the prioritized backlog, IBM C will leverage the Garage & Sprint Capacity delivery model with ASE retaining full responsibility for backlog management, feature prioritisation, and scope decisions unless otherwise agreed between the parties.

In addition to services purchased under SOW 1 (ASE Digital transformation partner), ASE commits to purchase additional services from IBM C for an amount of minimum 5.485.000 USD, starting at the latest on June 30, 2026, and to be provided throughout October 31, 2030, under the Partnership Agreement for Consulting Services (hereunder incorporated the Client Relationship Agreement and its transaction documents such as SOWs).

The consumption and specification of services within the stated amount of 5.485.000 USD commitment shall be services provided by IBM C and agreed under the Change Control Procedure and/or Project Change Procedure in accordance with the Partnership Agreement for Consulting Services.

Throughout the term of the Partnership Agreement for Consulting Services IBM will provide investments into the partnership equal to an amount of 2.953.000 USD, as listed below. The investment levels are conditioned to the above stated minimum commitment of purchased services commenced throughout the term of the Commitment Agreement. The term starts on signature date of the Commitment Agreement and ends 31st on October 31, 2030.

•	In-kind investments of already delivered Proof of Concept (POC) [***] USD.

•

In-kind investment by resources in IBM´s Ecosystem Engineering LAB (EELAB) to support the development of IBM technologies, throughout the term equal to an amount of [***] USD ([***] KUSD annually). Subject to and provided by IBM Technology under a signed ESA contract with IBM.

•	Investment in reduced IBM C rates, [***] USD and investment in-kind for [***] USD already included in IBM´s rates (e.g., marketing).

3.    Performance bonus

During the committed contract term, the parties agree on a performance bonus for IBM. The performance bonus shall be payable as a result of, and in consideration for, the investments made by IBM. The performance bonus will be calculated as a % of ASE’s actual revenue earned from ASE Digital Transformation Partnership with IBM, minus the costs from IBM.  ASE will provide IBM with a quarterly report of earned revenue and costs from the ASE and IBM partnership, specifically the items as per the table below, split it into phases and with a calculated % for bonus.

Commitment Agreement between ASE and IBM	Page 3 of 5

IBM will invoice ASE based on the performance bonus for one quarter, in the month following that quarter.

Revenue and cost items	Performance bonus percentage
[***]

*  Phase 1: Nov 2025 – Dec 2026, Phase 2: Jan 2027 – Aug 2027. Phase 3: Sept 2027 – Dec 2027. Phase 4+: Jan 2028 – Oct 2030.

Example: If the revenue is 5.000.000 USD and cost is 1.730.000 USD in Jan - Mar 2027, the performance bonus is 3.270.000 USD multiplied by 2,0% equal to 65.400 USD.

In addition, as a result of, and in consideration for, the investments made by IBM, the parties agree to discuss in good faith an appearance by Andre Agassi at IBM, which will be subject to the approval of Mr. Agassi, additional payments to Mr. Agassi, depending on the scope of such appearance(s).

4.    Termination

ASE may terminate this Commitment Agreement for convenience, by 3 months prior written notice to IBM, provided however that such termination shall not be effective before the end of the first 6 months from signature date.

If, at the point of termination for convenience, ASE has not consumed services under the Partnership Agreement for Consulting Services (hereunder the incorporated Client Relationship Agreement for Services and its transaction documents) as described above under paragraph 2 (Scope of the Commitment Agreement), ASE will be invoiced 2,5% of the remaining not consumed amount as per the example below:

Example: If at point of termination, the unconsumed amount is 1.000.000 USD, the termination cost calculation will be: 1.000.000 USD * 0,025 = 25.000 USD

Expiration of the term of the Commitment Agreement:

If ASE has not consumed the above committed amount set out above in paragraph 2 by 31st of October 2030, IBM is entitled to invoice the full under-consumed amount by 31st of October, 2030.

Example: If on 31st October 2030, the unconsumed amount is 200.000 USD the equal amount, i.e. 200.000 USD, will be invoiced.

Upon termination of this Commitment Agreement for any reason, the rights and obligations set out in the above paragraphs 2 and 3 shall automatically terminate and have no further force or effect.

Commitment Agreement between ASE and IBM	Page 4 of 5

Agreed to: Agassi Sports Entertainment Corp. (“Client or ASE”) Organization no/Tax reg number: 88-0203976	Agreed to: IBM Norge AS (“IBM”) Organization no: 931482580
By /s/ Ron Boreta Authorized signature	By /s/ Peter Rylander Authorized signature
Title: CEO	Title: Executive Partner, IBM Consulting
Name: Ron Boreta	Name: Peter Rylander
Date:	Date:
By /s/ Niclas Poldahl Signature
Title: Executive Partner, IBM Consulting
Name: Niclas Poldahl
Date:

Referenced Agreements name/number/date:

CRA for Services (Z126-6555_WOS-10_NO_08-2023)

https://www.ibm.com/support/customer/csol/terms/?ref=Z126-6555_WOS-10-08-2023-no-en, and

Partnership Agreement for Consulting Services, as of October 31, 2025

Confidentiality Agreement name/number Agreement for Exchange of Confidential Information for Exchange of Technical Information, #2025-MS-124, signed between ACE and IBM in July, 2025.
Client address: 1120 N Town Center Drive, Suite 160 Las Vegas, Nevada, USA	IBM address: Lakkegata 53, 0187 Oslo, Norway

Commitment Agreement between ASE and IBM	Page 5 of 5